UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):                                                                                 April 17, 2013

Vitamin Blue, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54247	33-0858127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1005 West 18th Street, Costa Mesa, CA  92627
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 645-4592

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

FORM 8-K

Section 8  –  Other Events

Item  8.01   Other Events.

On April 17, 2013, Vitamin Blue, Inc. (“Vitamin Blue” or the “company”) entered into certain Amended and Restated Convertible Promissory Notes with James Yeung, an individual, and Casprey Capital Corp., a New York corporation (“Casprey”) owned controlled by Mr. Yeung (the “Amended Notes”), which Amended Notes replace and extinguish certain previously executed convertible notes between the parties.

The Amended Notes replace convertible promissory notes payable to Mr. Yeung in the principal amount of $145,000, and to Casprey in the principal amount of $20,000 and incorporate the original terms of the notes, except as to the conversion price.  The original notes bear interest at 8% per annum on the unpaid balance until paid or until default.  The notes may be prepaid in full or in part at any time without penalty or premium.  Partial prepayments shall be applied to installments due in reverse order of their maturity.  Each note becomes due one year after issuance.  The notes issued to Mr. Yeung have past their due date except for $65,000, and both notes issued to Casprey have passed their due date.

The notes provide that the holder has the right at any time to convert the outstanding principal and accrued interest into shares of Vitamin Blue common stock.  The original notes provided that the conversion price per share was equal to sixty (60%) of the average bid and ask price of our common stock for the previous five trading days, or if the common stock has not traded in the last 30 business days, then sixty percent (60%) of the price that the company’s common stock was last issued to a non-affiliated investor. The holder may elect payment of the principal of this note, before any repayment of interest.

Our common stock was accepted for quotation on the OTCBB in September 2012, although there has been limited trading in the shares and the share price has been volatile.  Accordingly, following conversion of notes into the company’s shares, the holder is subject to the volatility of the market and may not be able to receive an equitable price upon sale of the shares. Mr. Yeung has provided funding to the company in exchange for convertible promissory notes for more than three years. As an incentive for Mr. Yeung to possibly advance future funds, the company believes it to be in its best interest to revise the conversion price to a fixed price of $0.0001 per share due to market conditions.  The Amended Notes provide for the new conversion price to be applied to all prior outstanding notes held by Mr. Yeung and Casprey.  There can be no assurance that Mr. Yeung will make future advances to the company under the revised terms of the Amended Notes, or otherwise.

Notes about Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Any “safe harbor under this Act does not apply to a “penny stock” issuer, which definition would include the company.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated Convertible Promissory Note payable to James Yeung
10.2	Amended and Restated Convertible Promissory Note payable to Casprey Capital Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Blue, Inc.

Date: April 23, 2013	By: /S/ Frank D. Ornelas
Frank D. Ornelas
President